Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated June 19, 2018, relating to the balance sheet of New Frontier Corporation as of April 19, 2018, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from March 28, 2018 (date of inception) to April 19, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 19, 2018